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                                                                    EXHIBIT 21.1

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SUBSIDIARIES OF                                           JURISDICTION OF
PHILLIP BROTHERS CHEMICALS, INC.                          ORGANIZATION
--------------------------------------------------------  --------------------------------------------------------
C.P. Chemicals, Inc.                                      New Jersey
Ferro Metal and Chemical Corporation Limited              U.K.
Koffolk, Inc.                                             Delaware
Koffolk Ltd.                                              Israel
Mineral Resource Technologies, L.L.C.                     Delaware
MRT Management Corp.                                      Delaware
Prince Agriproducts, Inc.                                 Delaware
Phibrochem, Inc.                                          New Jersey
Phibro Chemicals, Inc.                                    New York
The Prince Manufacturing Company                          Pennsylvania
The Prince Manufacturing Company                          Illinois
Western Magnesium Corp.                                   California
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